UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 28, 2019

Bigfoot Project Investments Inc.

(Exact name of Company as specified in its charter)

Nevada	001-36877	45-3942184
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Bigfoot Project Investments, Inc.

4041 East Sunset Road

Henderson, NV 89014

(Address of principal executive offices)

(816) 304-2686

(Company’s Telephone Number)

570 El Camino Real #150

Redwood City, CA 94063

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	BGFT	OTC Markets Pink

Item 4.02

Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

The Company’s previously issued financial statements contained in the Company’s report on Form 10-Q for the quarterly period ended October 31, 2019 (“Quarterly Report”) filed on December 26, 2019 were not reviewed by the Company’s independent registered public accounting firm in accordance with the rules and regulations of the Securities and Exchange Commission and thus are deemed substantially deficient.

As a result, the Company has determined that the financial statements contained in the Quarterly Report should not be relied upon. The Company will amend the Quarterly Report once the financial statements have been reviewed by the Company’s independent registered public accounting firm.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIGFOOT PROJECT INVESTMENTS INC.

Date: December 30, 2019	By:	/s/ Joseph Cellura
Joseph Cellura
Senior Chief Executive Officer